UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

MIKROS SYSTEMS CORPORATION

(Exact Name of Small Business Issuer as Specified in Its Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	000-14801 (Commission File Number)	14-1598200 (IRS Employer Identification Number)

707 Alexander Road Building 2, Suite 208 Princeton, NJ (Address of Principal Executive Offices)	08540 (Zip Code)

Registrant’s telephone number, including area code: (609) 987-1513

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 30, 2017, Mikros Systems Corporation (the “Company,” “we” or “us”) appointed David W. Jolly to serve as a director of the Company until its next annual meeting of stockholders or until his successor is duly appointed and qualified. Mr. Jolly will serve as an independent director and was not appointed to serve on any committee of our board of directors.

David W. Jolly brings over 20 years of Federal Government experience, most recently as a member of the United States Congress. He is currently an independent consultant and advisor focusing on strategic planning and government relations. From March 2014 through January 2017, Mr. Jolly served as a member of the United States House of Representatives representing the 13th District of Florida. During his tenure, he served on the House Committee on Appropriations where he was responsible for oversight and funding of all Federal Departments and Agencies, including the Department of Defense. From 2008 until being elected to the United States Congress, Mr. Jolly served as managing partner of Three Bridges Advisors, a government relations firm, and Three Bridges Law, while also serving as Vice President of Boston Finance Group. Prior to that, he was a lobbyist with Van Scoyoc Associates in Washington, DC. Mr. Jolly served as a senior staff member (1995-2001) and later general counsel (2002-2006) to United States Representative C. W. Bill Young, who served as the Chairman of the House Committee on Appropriations between 1999 and 2005. From 2001 until 2002, he was an associate at Fried Frank, an international law firm. Mr. Jolly earned a Bachelor of Arts in History from Emory University in Atlanta, Ga. and a Juris Doctorate cum laude from the George Mason University School of Law in Arlington, Va. Mr. Jolly possesses particular knowledge and experience in Federal Government contracting, United States Department of Defense appropriations, and the defense industry that strengthen the Board’s collective qualifications, skills, and experience.

In conjunction with his appointment to our board of directors, on January 30, 2017, we made a grant to Mr. Jolly under the Mikros Systems Corporation 2007 Stock Incentive Plan of 30,000 shares of restricted common stock. The shares vest in equal annual installments over the three-year period commencing from the date of grant.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 31, 2017, the Company filed with the Secretary of State of Delaware, a Restated Certificate of Incorporation. The Restated Certificate of Incorporation was filed pursuant to Section 245 of the General Corporation Law of the State of Delaware and merely restated and integrated, and did not amend any provision of the Corporation’s certificate of incorporation.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Mikros Systems Corporation

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIKROS SYSTEMS CORPORATION

Dated: February 3, 2017	/s/ Thomas J. Meaney
Thomas J. Meaney
President